EXHIBIT 13

CERTIFICATION UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies that this periodic report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Date: 15 March 2018

/s/ Nicandro Durante
Nicandro Durante
Chief Executive

Date: 15 March 2018

/s/ John Benedict Stevens
John Benedict Stevens
Finance Director